                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                         ONLINE SYSTEM SERVICES, INC.
                         ----------------------------

     The undersigned incorporator, being a natural person of the age of eighteen years or more hereby establishes a corporation pursuant to the statutes of the State of Colorado and adopts the following Articles of Incorporation:


                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the corporation shall be Online System Services, Inc.


                                  ARTICLE II
                                  ----------

                              PERIOD OF DURATION
                              ------------------

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.


                                  ARTICLE III
                                  -----------

                                   PURPOSES
                                   --------

     The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Colorado.

     In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, it may do `everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.


                                   ARTICLE IV
                                   ----------

                                    CAPITAL
                                    -------

     1. Authorized Shares. The aggregate number of shares which this corporation shall have authority to issue is 10,000 shares, all of one class, Common Stock, having no par value.

     2. Restrictions. The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

     3. Dividends. The Board of Directors may from time to time distribute to shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained within the statutes of the State of Colorado.

     4. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

                                   ARTICLE V
                                   ---------

                            VOTING BY SHAREHOLDERS
                            ----------------------

     1. Voting Rights; No Cumulative Voting. Each outstanding share of Common Stock is entitled to the vote and each fractional share of Common Stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

     2. Denial of Preemptive Rights. No shareholder of the Corporation, whether now or hereafter authorized, shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

     3. Majority Vote. A quorum for the purpose of stockholder meetings will consist of a majority of the shares issued and outstanding and entitled to vote at the meeting.

     When a quorum is present, and when the statute requires a vote of two-thirds of the shares entitled to vote to take action, the affirmative vote of a majority of the shares issued and outstanding and entitled to vote on the subject matter shall be the act of the stockholders.

                                  ARTICLE VI
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

     The initial Board of Directors shall consist of three (3) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

NAME                                       MAILING ADDRESS
- ----                                       ---------------

R. Steven Adams                            1800 Glenarm Place, Suite 700
                                           Denver, Colorado 80202

Craig A. Snapp                             9063: S. Bermuda Run Circle
                                           Highlands Ranch, CO 80126

Thomas D. Smart                            1700 Broadway, Suite 1800
                                           Denver, CO 80290

     The number of directors shall be prescribed by the Bylaws except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than two persons.


                                  ARTICLE VII
                                  -----------

                RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION
                -----------------------------------------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

     1. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are otherwise known to the Board of Directors or committee and the board or committee authorizes, approves, or ratifies such contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the directors are less than a quorum; or

     (b) The material facts of such relationship or interest and as to the contract of transaction are disclosed or otherwise known to the shareholders entitled to vote thereon and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable to the Corporation.

     2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.


                                 ARTICLE VIII
                                 ------------

                             CORPORATE OPPORTUNITY
                             ---------------------

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be offered first to the Corporation. In the event the Corporation declines to pursue any or all such business opportunities, the officers, directors and other members. of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation (other than an officer, director, or member of management) from any duties which he may have to this Corporation.

                                  ARTICLE IX
                                  ----------

                         INDEMNIFICATION OF OFFICERS,
                         ----------------------------

                             DIRECTORS AND OTHERS
                             --------------------

     1. To the full extent permitted by the Colorado Corporation Code, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     3. To the extent that a Director, Officer, employee, fiduciary or agent of the Corporation has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under paragraphs 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or pending, or (2) if such a quorum is not attainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or pending may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 of this Article upon receipt of an undertaking by or on behalf of the Director, Officer, employee, fiduciary or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

     7. In addition to the foregoing, the Corporation shall have the power to indemnify current or former directors, officers, employees and agents to the fullest extent provided by the laws of the State of Colorado.


                                   ARTICLE X
                                   ---------

                               DIRECTOR LIABILITY
                               ------------------

     To the fullest extent permitted by the Colorado Corporation Code, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


                                  ARTICLE XI
                                  ----------

                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

     The address of the initial registered office of the Corporation is 1800 Glenarm Place, Suite 700, Denver, Colorado 80202 and the name of the initial registered agent at such address is R. Steven Adams. Either the registered office or the registered agent may be changed in the manner permitted by law.


                                  ARTICLE XII
                                  -----------

                                  INCORPORATOR
                                  ------------

     The name and address of the incorporator is as follows:

NAME                               MAILING ADDRESS
- ----                               ---------------

Kim P. Castillo                    1800 Glenarm Place, Suite 700
                                   Denver, Colorado 80202


     IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 22nd day of March 1994.


                              /s/ Kim P. Castillo
                              --------------------------------------------------
                              Kim P. Castillo

STATE OF COLORADO )
                       ss.
COUNTY OF DENVER  )

     I, the undersigned, a Notary Public, hereby certify that on the 22nd day of March 1994, personally appeared before me, Kim P. Castillo, who being by me first duly sworn, severally declared that she is the person who signed the foregoing document as incorporator, and the statements therein contained are true.

WITNESS my hand and official seal

[SEAL]
                                   /s/ Colleen K. Overocker
                                   ---------------------------------------------
                                   Notary Public


My Commission Expires: May 17, 1995
                       ------------

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         ONLINE SYSTEM SERVICES, INC.


     The undersigned, R. Steven Adams, President of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that the number of votes cast for the following amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that group, in that the sole shareholder of the Corporation approved and adopted the amendment in all respects:

     ARTICLE IV of the Articles of Incorporation of the Corporation is amended
     ----------
and replaced in its entirety to read as follows:


                                  ARTICLE IV
                                  ----------

                                    CAPITAL
                                    -------

     1. Authorized Shares. The aggregate number of shares that the Corporation has authority to issue is 15,000,000. The shares are classified in two classes, consisting of 10,000,000 shares of Common Stock , no par value, and 5,000,000 shares of Preferred Stock, with such par value as the Board of Directors of the Corporation may designate. The Board of Directors of the Corporation is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the preferences, limitations and relative rights of each such series of Preferred Stock.

     2. Transfer Restrictions. The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

     3. Dividends. The Board of Directors of the Corporation may from time to time distribute to shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained within the statutes of the State of Colorado.

     4. Distributions in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, and subject to any preferences of any series of Preferred Stock, to the shareholders of the Corporation.


     I FURTHER CERTIFY that the foregoing amendment was approved and adopted by the Corporation's sole shareholder effective as of the 17th day of March, 1995.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 31st day of July, 1995.

                                    /s/ R. Steven Adams
                                    --------------------------------------------
                                    R. Steven Adams, President

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         ONLINE SYSTEM SERVICES, INC.


     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on December 16, 1997 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:


     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 5, the text of which is set forth on Exhibit A attached hereto.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 30th day of December, 1997.


                                    /s/ Thomas S. Plunkett
                                    --------------------------------------------
                                    Thomas S. Plunkett, Chief
                                     Financial Officer

                                   EXHIBIT A

     5. Designation of 10% Preferred Stock. The Corporation shall establish and reserve for issuance from its 5,000,000 authorized shares of Preferred Stock a class of preferred stock consisting of 500,000 shares to be known as the 10% Preferred Stock (the "10% Preferred Stock"). The 10% Preferred Stock shall have a stated value of $10.00 per share. The preferences, limitations and relative rights of the 10% Preferred Stock shall be as provided in this Section 5.

          A.   Voting Rights.

               (1) Each outstanding share of the 10% Preferred Stock is entitled to one vote on each matter submitted to a vote of shareholders. The holders of the 10% Preferred Stock shall be entitled to vote on all matters voted upon by the holders of the Corporation's Common Stock. Unless otherwise required by law, the holders of the Common Stock and the holders of the 10% Preferred Stock shall vote as a single class on all matters submitted to a vote of shareholders.

               (2) The holders of the 10% Preferred Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

          B. Preemptive Rights. No holder of the 10% Preferred Stock shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

          C.   Dividends.

               (1) Dividends shall accrue on the 10% Preferred Stock at the rate of ten percent (10%) per annum on the stated value of the 10% Preferred Stock and shall be paid quarterly on the first of each January, April, July and October, beginning July 1, 1998, to the record holder thereof on the 15th of the previous month, subject to the limitations contained within the statutes of the State of Colorado. Dividends not paid in any quarter shall accumulate until paid, with interest on the unpaid balance, if any, accruing simple interest at the rate stated above. Subject to the foregoing limitations, dividends may be paid out of any funds legally available for such purpose.

               (2) Dividends on the 10% Preferred Stock shall be declared and paid before dividends of any kind may be declared and paid on the Common Stock or any inferior class or series of stock and before distribution or any liquidation or distribution of any kind may be made upon the issued and outstanding Common Stock or any inferior class of stock.

               (3) Upon any redemption or conversion of the 10% Preferred Stock pursuant to paragraphs G and H below, the Corporation shall pay all accrued but unpaid dividends on the 10% Preferred Stock called for redemption or converted, as the case may be. The Corporation may pay such accrued but unpaid dividends either (i) in cash or (ii) by issuing shares of Common Stock at a price per share equal to the lesser of (a) $10.00 or (b) if a redemption or a conversion occurring with respect to shares of the 10% Preferred Stock for which the Corporation has given a Notice of Redemption (as that term is defined in subparagraph G(2), below), the Average Per Share Closing Bid Price (as defined below) for the five trading days immediately preceding the date on which the Notice of Redemption was first given to the holders of the 10% Preferred Stock called for redemption, or, if a conversion occurring with respect to shares of the 10% Preferred

          Stock for which the Corporation has not given a Notice of Redemption, the Average Per Share Closing Bid Price for the five trading days immediately preceding the date on which the Conversion Notice (as that term is defined in subparagraph H(3), below) was first given to the Corporation.

               (4) Upon payment by the Corporation of dividends on the basis described in subparagraphs C(1)-C(3), the holders of the 10% Preferred Stock shall have no further right to dividends and shall not participate in any manner in dividends declared and paid or other distributions on the Common Stock or any inferior class or series of stock.

          D. Liquidation Preference. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the 10% Preferred Stock shall be entitled to receive, after payment by the Corporation of its debts and liabilities, the stated value of all shares of the 10% Preferred Stock in cash plus any all accrued but unpaid dividends out of the assets of the Corporation before any payment shall be made or any assets distributed to the holders of the Common Stock or any other inferior class or series of stock. If sufficient assets are not available to pay all holders of the 10% Preferred Stock in full, the available assets shall be distributed to the holders of the 10% Preferred Stock on a pro rata basis. Except as provided in this paragraph D, the holders of the 10% Preferred Stock shall not be entitled to receive any other payments from the Corporation in the event of the liquidation, dissolution or winding up of the affairs of the Corporation.

          E.   Other Securities, Obligations.

               (1) Subject to any limitations contained in these Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the 10% Preferred Stock.

               (2) At any time during which any shares of the 10% Preferred Stock are outstanding, the Corporation shall not incur any obligation or liability other than trade payables and other short-term indebtedness incurred in the ordinary course of business that is superior to or senior to the 10% Preferred Stock in any respects, including liquidation preferences.

          F. Capital Reorganization. If the Corporation shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares and stated value of the 10% Preferred Stock shall be adjusted appropriately to allow the holders of the 10% Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate stated value of their 10% Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the 10% Preferred Stock, that they had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

          G.   Redemption.

               (1) The 10% Preferred Stock may be redeemed by the Corporation, in whole or in part, at any time for $10.00 per share (the "Redemption Price"). It is the Corporation's intent to use its best efforts to raise sufficient capital to both fund its operations and to permit it to redeem the 10% Preferred Stock as soon as is reasonably possible. In addition, if the Corporation completes a public offering of its securities that raises net proceeds of at least $5,000,000 (the "Public Offering") within nine months from the date on which the initial closing of the offering of the 10% Preferred Stock occurs (the "Closing Date"), then the Corporation shall redeem all of the outstanding 10% Preferred Stock.

               (2) The Corporation shall give not more than sixty (60) nor less than thirty (30) days notice (the "Notice of Redemption") of the date fixed for any redemption (as fixed, the "Redemption Date") of the 10% Preferred Stock by mailing the Notice of Redemption to the record holders of the 10% Preferred Stock to such holder's address as it appears on the records of the Corporation; provided, however, that the Corporation shall not be required to give notice of any redemption of the 10% Preferred Stock that occurs within nine months from the Closing Date. In the case of a partial redemption of the 10% Preferred Stock, the shares to be redeemed shall be selected in any manner the Corporation may determine. The Notice of Redemption shall be deemed given when it is deposited in the United States mail with sufficient postage affixed or when it is delivered to the record holder at such holder's address as it appears on the records of the Corporation.

               (3) On the Redemption Date, all rights of the holders of the 10% Preferred Stock called for redemption shall cease and terminate with respect to such shares except (i) the right to receive the Redemption Price upon surrender of the certificates representing the shares of the 10% Preferred Stock called for redemption and (ii) the right to receive payment of all dividends with respect to the shares of 10% Preferred Stock called for redemption which are accrued but unpaid on the Redemption Date.

          H.   Conversion.

               (1) If the 10% Preferred Stock is not redeemed within nine months from the Closing Date, each share of the outstanding 10% Preferred Stock shall become convertible, at the election of the holder thereof (the "Conversion Right"), into the number of shares of Common Stock of the Corporation equal to $10.00 divided by the lesser of (i) $10.00 or (ii) 80% of the Average Per Share Closing Bid Price of the Corporation's Common Stock as calculated pursuant to the next sentence The "Average Per Share Closing Bid Price" shall be (a) if the conversion occurs with respect to shares of the 10% Preferred Stock for which the Corporation has given a Notice of Redemption, the average per share closing bid price for the Corporation's Common Stock for the five trading days immediately preceding the date on which the Notice of Redemption was first given to the holders of the 10% Preferred Stock called for redemption or (b) if the conversion occurs with respect to shares of the 10% Preferred Stock for which the Corporation has not given a Notice of Redemption, the average closing bid price for the five trading days immediately preceding the date on which the holder gives the Conversion Notice (as that term is defined in subparagraph H(3), below) to the Corporation. The Closing Bid Price for the Common Stock at any date shall be (i) the Closing Bid Price of the Common Stock as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market or, (ii) in the event that the Common Stock is listed on a stock exchange or on the Nasdaq National Market (or other national market), the Closing Bid Price shall be the closing price on the exchange or the Nasdaq National Market (or other national market), as the case may be, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the stock exchange, Nasdaq or other national market). In the event that there is no reported Closing Bid Price or sale price, as the case may be, for a given day, the Closing Bid Price or sale price, as the case may be, for that day shall be deemed to be the Closing Bid Price or sale price, as the case may be, for the first day preceding such day for which there was a reported Closing Bid Price or sale price, as the case may be.

               (2) The Conversion Right shall expire and terminate five (5) days prior to the Redemption Date. In the case of a partial redemption of the 10% Preferred Stock, the Conversion Right shall so expire and terminate only with respect to the shares of the 10% Preferred Stock called for redemption.

               (3) In order to exercise the Conversion Right, the holder of the 10% Preferred Stock to be converted shall give written notice (the "Conversion Notice") to the Corporation at its principal office or, at the option of the Corporation, at the offices of a conversion agent which the Corporation may designate from time to time by giving written notice of such designation to the holders of the 10% Preferred Stock, that the holder elects to convert such shares. The Conversion Notice shall be accompanied by the certificate or certificates representing the shares of the 10% Preferred Stock to be converted, duly endorsed to the Corporation. The Conversion Notice shall be deemed given when it is deposited in the United States mail with sufficient postage affixed or when it is delivered to the Corporation at its principal office (or to the offices of such conversion agent, if one be designated).

               (4) As soon as practicable after the receipt of the Conversion Notice and the certificates representing the shares of the 10% Preferred Stock to be converted, the Corporation shall issue and shall deliver to the record holder of the shares so surrendered for conversion by mail to the address of such record holder as it appears on the records of the Corporation, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the shares of the 10% Preferred Stock and a residual certificate for shares of the 10% Preferred Stock, if any, not converted. Such conversion shall be deemed to have been effected on the date on which the Corporation (or the conversion agent, if one be designated), shall have received the Conversion Notice and the certificate or certificates representing shares of the 10% Preferred Stock to be converted, and the record holder shall be deemed to have become on such date the holder of record of the shares of Common Stock to be received upon conversion; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed in accordance with the bylaws of the Corporation shall not be deemed to constitute the record holder as the holder of shares of Common Stock to be received upon conversion for any purpose until the close of business on the day succeeding the day on which such stock transfer books shall become open.

               (5) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of the 10% Preferred Stock. If any fractional interest in a share of Common Stock would be deliverable upon conversion of any shares of the 10% Preferred Stock, the Corporation shall make an adjustment therefor in cash at the current market value thereof, computed on the basis determined by the Corporation in its sole discretion.

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         ONLINE SYSTEM SERVICES, INC.


     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on May 7, 1998 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:


     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 6, the text of which is set forth on Exhibit A attached hereto.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 22nd day of May, 1998.


                                    /s/ Thomas S. Plunkett
                                    -----------------------------
                                    Thomas S. Plunkett
                                    Chief Financial Officer

                                                                       EXHIBIT A

     6. Designation of Preferred Stock. The Corporation shall establish and reserve for issuance from its 5,000,000 authorized shares of Preferred Stock a class of convertible preferred stock consisting of 3,000 shares to be designated as the 5% Preferred Stock (the "5% Preferred Stock"). The 5% Preferred Stock shall have a stated value of the Liquidation Preference (as hereinafter defined). Except as otherwise expressly stated in this Section 6, all shares of the 5% Preferred Stock shall be identical to the shares of 10% Preferred Stock, and the holders of 5% Preferred Stock shall be entitled to the same preferences, limitations and relative rights as the holders of 10% Preferred Stock.

          A.   Dividends.

               (1) Holders of the 5% Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at a rate equal to 5% (the "Dividend Rate") of the Liquidation Preference per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), and no more, payable in accordance with the provisions of this Section 6. Notwithstanding the foregoing sentence of this Subsection A(1), in the event the Registration Statement (as hereinafter defined) is not declared effective by the Securities and Exchange Commission (the "Commission") within 90 days following the Initial Closing Date (as defined in that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of May 22, 1998, among the Corporation, the purchasers named therein and West End Capital LLC), then the Dividend Rate shall increase to 18% until the Registration Statement is declared effective; provided, however, that if the Commission conducts a review of the Registration Statement, the Dividend Rate shall not increase unless it is not declared effective by the Commission within 120 days following the Initial Closing Date, at which time the Dividend Rate shall increase to 18% until the Registration Statement is declared effective.

               (2) At the election of the Corporation, each dividend on 5% Preferred Stock shall be paid either in shares of Common Stock or in cash on the Delivery Date (as defined in Subsection H(2)(a) of this Section 6) with respect to any shares of 5% Preferred Stock which are the subject of a Notice of Conversion (as defined in Subsection H(2)(a) of this Section 6). Dividends paid in shares of Common Stock shall be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the 5% Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of 5% Preferred Stock will receive written notification from the Corporation or the transfer agent if a dividend is paid in kind, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate holdings of Common Stock as of that dividend payment date and after giving effect to the dividend. All holders of shares of Common Stock issued as dividends shall be entitled to all of the rights and benefits relating to shares of Common Stock as set forth in the Corporation's Articles of Incorporation, as amended, and By-laws.

               (3) Holders of the 5% Preferred Stock shall be entitled to payment of any dividends in preference and priority to any payment of any cash dividend on Common Stock or any other class or series of capital stock of the Corporation other than any other class or series of stock ranking senior ("Senior Preferred Stock") to the 5% Preferred Stock in respect of dividends, when and as declared by the Board of Directors of the Corporation. The rights of the holders of 5% Preferred Stock and 10% Preferred Stock to receive any dividends shall be equal in preference and priority. Dividends on the 5%

          Preferred Stock shall accrue with respect to each share of the 5% Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the 5% Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock or other class or series of capital stock ranking junior to the 5% Preferred Stock (such stock being collectively referred to herein as the "Junior Stock") and before any purchase or acquisition of any Junior Stock is made by the Corporation, except the repurchase of Junior Stock from employees of the Corporation upon termination of employment. At the earlier of: (1) the redemption or conversion of the 5% Preferred Stock or (2) the liquidation of the Corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of the 5% Preferred Stock in accordance with the provisions of this Section 6. No accumulation of dividends on the 5% Preferred Stock shall bear interest.

          B.   Liquidation, Dissolution or Winding Up.

               (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the 5% Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock ranking on liquidation prior and in preference to the Preferred Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $1,000 per share of 5% Preferred Stock (the "Liquidation Preference") plus any accrued but unpaid dividends (whether or not declared). The rights of the holders of 5% Preferred Stock and 10% Preferred Stock to receive any such distributions shall be equal in preference and priority. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the 5% Preferred Stock the full amount to which they shall be entitled, the holders of shares of the 5% Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (2) After the payment of all preferential amounts required to be paid to the holders of the 5% Preferred Stock and the 10% Preferred Stock upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the 5% Preferred Stock and the Junior Stock, with each share of 5% Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of 5% Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

          C.   Voting.

               (1) Each holder of outstanding shares of 5% Preferred Stock shall be entitled, at each meeting of shareholders of the Corporation (and with respect to written consents of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, to the number of votes equal to the number of whole shares of Common Stock into which the shares of 5% Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Subsection H hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Except as provided by law, by the provisions of Section J below, or by the provisions establishing any other series of preferred stock, holders of 5% Preferred Stock shall vote together with the holders Common Stock as a single class.

               (2) The holders of the 5% Preferred Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

          D. Preemptive Rights. No holder of Preferred Stock shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

          E. Other Securities. Subject to any limitations contained in these Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the 5% Preferred Stock.

          F. Capital Reorganization. If the Corporation shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares of the 5% Preferred Stock and the stated value of the 5% Preferred Stock shall be adjusted appropriately to allow the holders of the 5% Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate stated value of the 5% Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the 5% Preferred Stock, that each holder had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

          G.   Optional Redemption

               (1) At any time within the 120 days following the Initial Closing Date, the Corporation may, at its option, redeem all or any portion of the shares of 5% Preferred Stock then outstanding upon not less than ten (10) days' notice at a redemption price per share equal to (A) the quotient of (i) the Liquidation Preference per share of 5% Preferred Stock plus all accrued but unpaid dividends on such shares of 5% Preferred Stock and (ii) the Conversion Price as if the 5% Preferred Stock has been converted on the 5% Preferred Stock Redemption Date (as hereinafter defined) multiplied by (B) the average Closing Bid Price (as hereinafter defined) of shares of Common Stock for the five (5) trading days immediately preceding the 5% Preferred Stock Redemption Date. Notwithstanding the foregoing, a redemption shall not occur pursuant to this Subsection G(1) with respect to any 5% Preferred Stock for which a holder has previously submitted a Notice of Conversion pursuant to Subsection H of this Section 6. For purposes of this Section 6, the term "Closing Bid Price" means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock can not be calculated on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such shares. "Trading day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               (2) Upon receipt of a notice given pursuant to Subsection G(1), each holder of Series A Preferred Stock shall have thirty days to decide whether to accept its ratable portion (based on its holdings of Series A Preferred Stock as compared to the aggregate number of shares of Series A Preferred Stock then outstanding) of such offer by tendering such holder's shares to the Corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. New York time on the 30th day following the mailing of such notice (the "Series A Preferred Stock Redemption Date") or to convert all or a portion of the Series A Preferred Stock. Notwithstanding the foregoing, nothing herein shall limit the rights of the holders of the Series A Preferred Stock to convert the Series A Preferred Stock in whole or in part, prior to the Series A Preferred Stock Redemption Date. Within three (3) business days after the Series A Preferred Stock Redemption Date, the Corporation shall remit the applicable redemption price, calculated pursuant to Subsection G(1) of this
          Section 7, by wire transfer to each holder of the Series A Preferred Stock to the most recent address of each holder as set forth on the records of the Corporation or its transfer agent.

               (3) Any shares of Series A Preferred Stock redeemed pursuant to this Subsection G or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation's capital stock.

          H.   Conversion.

               (1) Subject to Subsection G(2) of this Section 7, the holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Preferred Stock Conversion Rights"):

                    (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000, plus the amount of any accrued and unpaid dividends the Corporation elects to pay in Common Stock, by the Conversion Price in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall be the lower of (i) 105% of the average Closing Bid Price of the shares of Common Stock for the five (5) trading days between November 2 through November 6 ($5.71) or (ii) 80% of the average Closing Bid Price of the shares of Common Stock for any five (5) consecutive trading days during the twenty (20) consecutive trading days immediately preceding the Series A Preferred Stock Conversion Date (as hereinafter defined).

                    (b) At any time that the number of shares of Common Stock issued (A) upon conversion of the Series A Preferred Stock and
               (B) in lieu of
          dividend payments on the Series A Preferred Stock, shall equal 630,000 (a "Common Stock Redemption Event"), the Corporation shall (x) redeem, at a price determined in accordance with Subsection G(1) of this
          Section 7, all of the outstanding Series A Preferred Stock in accordance with the provisions of Subsection G(2) or (y) call a special meeting of its shareholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Series A Preferred Stock on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of The Nasdaq Stock Market (including Rule 4320 of Nasdaq's Non-Qualitative Designation Criteria in connection with conversions of Series A Preferred Stock; such approvals are referred to herein as the "Required Approvals"). The Corporation shall determine within five (5) business days following the receipt of a Notice of Conversion which of such actions it shall take, and shall promptly furnish notice to each of the holders of Series A Preferred Stock as to such determination, including, if applicable, a notice of redemption. In no event shall the Corporation issue shares of Common Stock upon conversion of, or in lieu of interest payments on, the Series A Preferred Stock, after the occurrence of a Common Stock Redemption Event until the Required Approvals, if any, are obtained.

               (c) If the Corporation elects to call a special meeting of its shareholders pursuant to Subsection H(1)(b) of this Section 7 to obtain the Required Approvals, the Corporation shall use its best efforts to obtain such Required Approvals within thirty (30) days of the Common Stock Redemption Event (such thirty (30) day period is referred to herein as an "Approval Period"). If the Corporation does not obtain the Required Approvals within the Approval Period and the Corporation receives a Notice of Conversion after the termination of the Approval Period, the Corporation must redeem, in accordance with this Subsection H of this Section 7, any shares of Series A Preferred Stock outstanding after the Corporation has issued in excess of 630,000 shares of Common Stock in connection with conversions of the Series A Preferred Stock.

               (d) If the Corporation elects, pursuant to this Subsection H, to redeem the Series A Preferred Stock on the occurrence of a Common Stock Redemption Event, it shall redeem such Series A Preferred Stock at the price determined in accordance with Subsection G(1) of this
          Section 7. If the Corporation shall have elected, pursuant to this Subsection H(1), to obtain the Required Approvals but shall not have done so by the later of the occurrence of the Common Stock Redemption Event or the expiration of the Approval Period, it shall furnish a redemption notice to the Purchasers within three (3) business days after the expiration of the Approval Period.

          (2) The Series A Preferred Stock Conversion Rights shall be exercised as follows:

               (a) The Corporation will permit each holder of Series A Preferred Stock to exercise its right to convert the Series A Preferred Stock by faxing an executed and completed notice of conversion (the "Notice of Conversion") to the Corporation, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the certificates representing the related shares of Series A Preferred Stock) to the Corporation by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion is faxed to and received in accordance with the provisions hereof shall be deemed a "5%

          Preferred Stock Conversion Date." The Corporation will transmit the certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock (together with certificates representing the related shares of Series A Preferred Stock not so converted and, if applicable, a check representing any fraction of a share not converted) to such holder via express courier as soon as practicable, but in all events no later than the later to occur of (the "Delivery Date") (i) three (3) business days after the Series A Preferred Stock Conversion Date, or (ii) three (3) business days after receipt by the Corporation of the original Notice of Conversion (and the certificates representing the related shares of Series A Preferred Stock). For purposes of this Section 7, such conversion of the Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the Series A Preferred Stock Conversion Date.

               (b) In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Series A Preferred Stock, provided that the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, on the written request of a holder of Series A Preferred Stock who shall have previously instructed such holder's prime broker to confirm such request to the Corporation's transfer agent, the Corporation shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Stock to such holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the applicable Delivery Date.

               (c) The Corporation will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock. The Corporation will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than one and one-half (1.5) times the number that is then actually issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants issued pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dates as of November 9, 1998, between the Corporation and the purchasers named therein. Before taking any action which would cause an adjustment reducing the Conversion Price below the established par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (d) All shares of Series A Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Series A Preferred Stock Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred Stock accordingly.

          (3) In the event of a liquidation of the Corporation, the Series A Preferred Stock Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

          (4) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

          (5) At no time shall any holder (including any of its affiliates) of the Series A Preferred Stock convert such amount of Series A Preferred Stock as shall result in such Purchaser's (together with its affiliate's) ownership, after such conversion, exceeding 9.9% of the Corporation's outstanding Common Stock.

          (6) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price.

          (7) The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Subsection H by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Subsection H and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Preferred Stock Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (8) In the event (a) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation, (b) that the Corporation subdivides or combines its outstanding shares of Common Stock, (c) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), (d) of any consolidation or merger of the Corporation into or with another corporation, (e) of the sale of all or substantially all of the assets of the Corporation, or (f) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to each holder of the Preferred Stock at their last address as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (i) below or twenty (20) days before the date specified in (ii) below, a notice stating

               (i) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

               (ii) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

          I. Sinking Fund. There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.

          J. Amendment. This Section 7 constitutes an agreement between the Corporation and the holders of the Series A Preferred Stock. The Corporation shall not amend this Section 7 or alter or repeal the preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         ONLINE SYSTEM SERVICES, INC.


     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on December 22, 1998 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:


     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 8, the text of which is set forth on Exhibit A attached hereto.


          1. Authorized Shares. The aggregate number of shares that the Corporation has authority to issue 25,000,000. The shares are classified in two classes, consisting of 20,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, with such par value as the Board of Directors of the Corporation may designate. The Board of Directors of the Corporation is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the preferences, limitations and relative rights of each such series of Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 11th day of January, 1999.


                                    /s/ Thomas S. Plunkett
                                    ----------------------
                                    Thomas S. Plunkett
                                    Chief Financial Officer

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                          ONLINE SYSTEM SERVICES, INC.


     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on November 9, 1998 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:

     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 7, the text of which is set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 10th day of November, 1998.


                                        /s/ Thomas S. Plunkett
                                        ----------------------------------------
                                        Thomas S. Plunkett
                                        Chief Financial Officer

                                   EXHIBIT A

     7. Designation of Preferred Stock. The Corporation shall establish and reserve for issuance from its 5,000,000 authorized shares of Preferred Stock a class of convertible preferred stock consisting of 1,400 shares to be designated as the Series A Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock shall have a stated value of the Liquidation Preference (as hereinafter defined). Except as otherwise expressly stated in this Section 7, all shares of the Series A Preferred Stock shall be identical to the shares of 5% Preferred Stock and 10% Preferred Stock, and the holders of Series A Preferred Stock shall be entitled to the same preferences, limitations and relative rights as the holders of 5% Preferred Stock and 10% Preferred Stock.

          A.   Dividends.

               (1) Holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at a rate equal to 5% (the "Dividend Rate") of the Liquidation Preference per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), and no more, payable in accordance with the provisions of this Section 7.

               (2) At the election of the Corporation, each dividend on Series A Preferred Stock shall be paid either in shares of Common Stock or in cash on the Delivery Date (as defined in Subsection H(2)(a) of this Section 7) with respect to any shares of Series A Preferred Stock which are the subject of a Notice of Conversion (as defined in Subsection H(2) of this Section 7). Dividends paid in shares of Common Stock shall be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series A Preferred Stock will receive written notification from the Corporation or the transfer agent if a dividend is paid in kind, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate holdings of Common Stock as of that dividend payment date and after giving effect to the dividend. All holders of shares of Common Stock issued as dividends shall be entitled to all of the rights and benefits relating to shares of Common Stock as set forth in the Corporation's Articles of Incorporation, as amended, and By-laws.

               (3) Holders of the Series A Preferred Stock shall be entitled to payment of any dividends in preference and priority to any payment of any cash dividend on Common Stock or any other class or series of capital stock of the Corporation other than any other class or series of stock ranking senior ("Senior Preferred Stock") to the Series A Preferred Stock in respect of dividends, when and as declared by the Board of Directors of the Corporation. The rights of the holders of Series A Preferred Stock, 5% Preferred Stock and 10% Preferred Stock to receive any dividends shall be equal in preference and priority. Dividends on the Series A Preferred Stock shall accrue with respect to each share of the Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock or other class or series of capital stock ranking junior to the Series A Preferred Stock (such stock being collectively referred to herein as the "Junior Stock") and before any purchase or acquisition of any Junior Stock is made by the Corporation, except the repurchase of Junior Stock from employees of the Corporation upon termination of employment. At the earlier of: (1) the redemption or conversion of the Series A Preferred Stock or (2) the liquidation of the Corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of the Series A Preferred Stock in accordance with the provisions of this Section 7. No accumulation of dividends on the Series A Preferred Stock shall bear interest.

          B.   Liquidation, Dissolution or Winding Up.

               (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock ranking on liquidation prior and in preference to the Preferred Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $1,000 per share of Series A Preferred Stock (the "Liquidation Preference") plus any accrued but unpaid dividends (whether or not declared). The rights of the holders of Series A Preferred Stock, 5% Preferred Stock and 10% Preferred Stock to receive any such distributions shall be equal in preference and priority. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (2) After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock, 5% Preferred Stock and the 10% Preferred Stock upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the Series A Preferred Stock, 5% Preferred Stock and the Junior Stock, with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series A Preferred Stock and 5% Preferred Stock are convertible immediately prior to the close of business on the business day fixed for such distribution.

          C.   Voting.

               (1) Each holder of outstanding shares of Series A Preferred Stock shall be entitled, at each meeting of shareholders of the Corporation (and with respect to written consents of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Subsection H hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Except as provided by law, by the provisions of Section J below, or by the provisions establishing any other series of preferred stock, holders of Series A Preferred Stock shall vote together with the holders Common Stock as a single class.

               (2) The holders of the Series A Preferred Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

          D. Preemptive Rights. No holder of Preferred Stock shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

          E. Other Securities. Subject to any limitations contained in these Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the Series A Preferred Stock.

          F. Capital Reorganization. If the Corporation shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares of the Series A Preferred Stock and the stated value of the Series A Preferred Stock shall be adjusted appropriately to allow the holders of the Series A Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate stated value of the Series A Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the Series A Preferred Stock, that each holder had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

          G.   Optional Redemption

               (1) At any time within the 90 days following November 9, 1998, the Corporation may, at its option, redeem all or any portion of the shares of Series A Preferred Stock then outstanding upon not less than thirty (30) days' written notice at a redemption price per share equal to the Liquidation Preference of the Series A Preferred Stock plus any accrued but unpaid dividends (whether or not declared); provided, that if at the time of the notice of any such redemption, the Registration Statement to be filed by the Corporation pursuant to Section 2(a) of that certain Registration Rights Agreement dated November 9, 1998, between the Corporation and Archer Investors LLC has not been declared effective by the Securities and Exchange Commission and remains effective until the Series A Preferred Stock Redemption Date, the redemption price per share shall be equal to 115% of the Liquidation Preference of the Series A Preferred Stock plus any accrued but unpaid dividends (whether or not declared). Notwithstanding the foregoing, a redemption shall not occur pursuant to this Subsection G(1) with respect to any Series A Preferred Stock for which a holder has previously submitted a Notice of Conversion pursuant to Subsection H of this Section 7. For purposes of these Articles of Amendment, the term "Closing Bid Price" means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock can not be calculated on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series A Preferred

          Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such shares. "Trading day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               (2) Upon receipt of a notice given pursuant to Subsection G(1), each holder of Series A Preferred Stock shall have thirty days to decide whether to accept its ratable portion (based on its holdings of Series A Preferred Stock as compared to the aggregate number of shares of Series A Preferred Stock then outstanding) of such offer by tendering such holder's shares to the Corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. New York time on the 30th day following the mailing of such notice (the "Series A Preferred Stock Redemption Date") or to convert all or a portion of the Series A Preferred Stock. Notwithstanding the foregoing, nothing herein shall limit the rights of the holders of the Series A Preferred Stock to convert the Series A Preferred Stock in whole or in part, prior to the Series A Preferred Stock Redemption Date. Within three (3) business days after the Series A Preferred Stock Redemption Date, the Corporation shall remit the applicable redemption price, calculated pursuant to Subsection G(1) of this
          Section 7, by wire transfer to each holder of the Series A Preferred Stock to the most recent address of each holder as set forth on the records of the Corporation or its transfer agent.

               (3) Any shares of Series A Preferred Stock redeemed pursuant to this Subsection G or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation's capital stock.

          H.   Conversion.

               (1) Subject to Subsection G(2) of this Section 7, the holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Preferred Stock Conversion Rights"):

                    (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000, plus the amount of any accrued and unpaid dividends the Corporation elects to pay in Common Stock, by the Conversion Price in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall be the lower of (i) 105% of the average Closing Bid Price of the shares of Common Stock for the five (5) trading days between November 2 through November 6 ($5.71) or (ii) 80% of the average Closing Bid Price of the shares of Common Stock for any five (5) consecutive trading days during the twenty (20) consecutive trading days immediately preceding the Series A Preferred Stock Conversion Date (as hereinafter defined).

                    (b) At any time that the number of shares of Common Stock issued (A) upon conversion of the Series A Preferred Stock and
               (B) in lieu of dividend payments on the Series A Preferred Stock, shall equal 630,000 (a "Common Stock Redemption Event"), the Corporation shall (x) redeem, at a price determined in accordance with Subsection G(1) of this Section 7, all of the outstanding Series A Preferred Stock in accordance with the provisions of

               Subsection G(2) or (y) call a special meeting of its shareholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Series A Preferred Stock on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of The Nasdaq Stock Market (including Rule 4320 of Nasdaq's Non-Qualitative Designation Criteria in connection with conversions of Series A Preferred Stock; such approvals are referred to herein as the "Required Approvals"). The Corporation shall determine within five (5) business days following the receipt of a Notice of Conversion which of such actions it shall take, and shall promptly furnish notice to each of the holders of Series A Preferred Stock as to such determination, including, if applicable, a notice of redemption. In no event shall the Corporation issue shares of Common Stock upon conversion of, or in lieu of interest payments on, the Series A Preferred Stock, after the occurrence of a Common Stock Redemption Event until the Required Approvals, if any, are obtained.

                    (c) If the Corporation elects to call a special meeting of its shareholders pursuant to Subsection H(1)(b) of this Section 7 to obtain the Required Approvals, the Corporation shall use its best efforts to obtain such Required Approvals within thirty (30) days of the Common Stock Redemption Event (such thirty (30) day period is referred to herein as an "Approval Period"). If the Corporation does not obtain the Required Approvals within the Approval Period and the Corporation receives a Notice of Conversion after the termination of the Approval Period, the Corporation must redeem, in accordance with this Subsection H of this Section 7, any shares of Series A Preferred Stock outstanding after the Corporation has issued in excess of 630,000 shares of Common Stock in connection with conversions of the Series A Preferred Stock.

                    (d) If the Corporation elects, pursuant to this Subsection H, to redeem the Series A Preferred Stock on the occurrence of a Common Stock Redemption Event, it shall redeem such Series A Preferred Stock at the price determined in accordance with Subsection G(1) of this Section 7. If the Corporation shall have elected, pursuant to this Subsection H(1), to obtain the Required Approvals but shall not have done so by the later of the occurrence of the Common Stock Redemption Event or the expiration of the Approval Period, it shall furnish a redemption notice to the Purchasers within three (3) business days after the expiration of the Approval Period.

               (2) The Series A Preferred Stock Conversion Rights shall be exercised as follows:

                    (a) The Corporation will permit each holder of Series A Preferred Stock to exercise its right to convert the Series A Preferred Stock by faxing an executed and completed notice of conversion (the "Notice of Conversion") to the Corporation, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the certificates representing the related shares of Series A Preferred Stock) to the Corporation by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion is faxed to and received in accordance with the provisions hereof shall be deemed a "Series A Preferred Stock Conversion Date." The Corporation will transmit the certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock (together with certificates representing the related shares of Series A Preferred Stock not so converted and, if applicable, a check representing any fraction of a share not converted) to such holder via express courier as soon as practicable, but in all events no later than the later to occur of (the "Delivery Date") (i) three (3) business days after the Series A Preferred Stock Conversion Date, or (ii) three (3) business days after receipt by the Corporation of the original Notice of Conversion (and the certificates representing the related shares of Series A Preferred Stock). For purposes of this
               Section 7, such conversion of the Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the Series A Preferred Stock Conversion Date.

                    (b) In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Series A Preferred Stock, provided that the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, on the written request of a holder of Series A Preferred Stock who shall have previously instructed such holder's prime broker to confirm such request to the Corporation's transfer agent, the Corporation shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Stock to such holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the applicable Delivery Date.

                    (c) The Corporation will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock. The Corporation will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than one and one-half (1.5) times the number that is then actually issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants issued pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dates as of November 9, 1998, between the Corporation and the purchasers named therein. Before taking any action which would cause an adjustment reducing the Conversion Price below the established par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (d) All shares of Series A Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Series A Preferred Stock Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred Stock accordingly.

               (3) In the event of a liquidation of the Corporation, the Series A Preferred Stock Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

               (4) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

               (5) At no time shall any holder (including any of its affiliates) of the Series A Preferred Stock convert such amount of Series A Preferred Stock as shall result in such Purchaser's (together with its affiliate's) ownership, after such conversion, exceeding 9.9% of the Corporation's outstanding Common Stock.

               (6) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price.

               (7) The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Subsection H by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Subsection H and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Preferred Stock Conversion Rights of the holders of the Series A Preferred Stock against impairment.

               (8) In the event (a) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation, (b) that the Corporation subdivides or combines its outstanding shares of Common Stock, (c) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), (d) of any consolidation or merger of the Corporation into or with another corporation, (e) of the sale of all or substantially all of the assets of the Corporation, or (f) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to each holder of the Preferred Stock at their last address as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in
          (i) below or twenty (20) days before the date specified in (ii) below, a notice stating

                    (i) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (ii) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

          I. Sinking Fund. There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.

          J. Amendment. This Section 7 constitutes an agreement between the Corporation and the holders of the Series A Preferred Stock. The Corporation shall not amend this Section 7 or alter or repeal the preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         ONLINE SYSTEM SERVICES, INC.


     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on December 22, 1998 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:

     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 8, the text of which is set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 11th day of January, 1999.


                                        /s/ Thomas S. Plunkett
                                        --------------------------------------
                                        Thomas S. Plunkett
                                        Chief Financial Officer

                                   EXHIBIT A

     8. DESIGNATION OF PREFERRED STOCK. The Corporation shall establish and reserve for issuance from its 5,000,000 authorized shares of Preferred Stock a class of convertible preferred stock consisting of 5,000 shares to be designated as the Series C Preferred Stock (the "Series C Preferred Stock"). The Series C Preferred Stock shall have a stated value of the Liquidation Preference (as hereinafter defined). Except as otherwise expressly stated in this Section 8, all shares of the Series C Preferred Stock shall be identical to the shares of 10% Preferred Stock and Series A Preferred Stock, and the holders of Series C Preferred Stock shall be entitled to the same preferences, limitations and relative rights as the holders of 10% Preferred Stock and Series A Preferred Stock.

          A.   Dividends.
               ---------

               (1)  Dividend Rate.  Holders of the Series C Preferred Stock
                    -------------
          shall be entitled to receive, out of funds legally available therefor, dividends at a rate equal to 4% (the "Dividend Rate") of the Liquidation Preference per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), and no more, payable in accordance with the provisions of this Section 8.

               (2)  Payment of Dividend.  At the election of the Corporation,
                    -------------------
          each dividend on Series C Preferred Stock shall be paid either in shares of Common Stock or in cash on the Delivery Date (as defined in Subsection H(2)(a) of this Section 8) with respect to any shares of Series C Preferred Stock which are the subject of a Notice of Conversion (as defined in Subsection H(2) of this Section 8). Dividends paid in shares of Common Stock shall be paid (based on an assumed value equal to the effective Conversion Price as defined below) in full shares only, with a cash payment equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series C Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series C Preferred Stock will receive written notification from the Corporation or the transfer agent if a dividend is paid in kind, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate holdings of Common Stock as of that dividend payment date and after giving effect to the dividend. All holders of shares of Common Stock issued as dividends shall be entitled to all of the rights and benefits relating to shares of Common Stock as set forth in the Corporation's Articles of Incorporation, as amended, and By-laws.

               (3)  Payment of Dividends on Other Capital Stock.  Holders of the
                    -------------------------------------------
          Series C Preferred Stock shall be entitled to payment of any dividends in preference and priority to any payment of any cash dividend on Common Stock or any other class or series of capital stock of the Corporation other than any other class or series of stock ranking senior ("Senior Preferred Stock") to the Series C Preferred Stock in respect of dividends, when and as declared by the Board of Directors of the Corporation. The rights of the holders of Series C Preferred Stock, 10% Preferred Stock and Series A Preferred Stock to receive any dividends shall be equal in preference and priority. Dividends on the Series C Preferred Stock shall accrue with respect to each share of the Series C Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series C Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock or other class or series of capital stock ranking junior to the Series C Preferred Stock (such stock being collectively referred to herein as the "Junior Stock") and before any purchase or acquisition of any Junior Stock is made by the Corporation, except the repurchase of Junior Stock from employees of the Corporation upon termination of employment. At the earlier of:
          (1) the redemption or conversion of the Series C Preferred Stock or
          (2) the liquidation of the Corporation, any accrued but unpaid dividends (whether or not declared) shall be paid to the holders of record of outstanding shares of the Series C Preferred Stock in accordance with the provisions of this Section 8. No accumulation of dividends on the Series C Preferred Stock shall bear interest.

          B.   Liquidation, Dissolution or Winding Up.
               --------------------------------------

               (1)  Priority on Payment.  In the event of any voluntary or
                    -------------------
          involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $1,000 per share of Series C Preferred Stock (the "Liquidation Preference") plus any accrued but unpaid dividends (whether or not declared). The rights of the holders of Series C Preferred Stock, 10% Preferred Stock and Series A Preferred Stock to receive any such distributions shall be equal in preference and priority. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (2)  Payments After Preferential Amounts.  After the payment of
                    -----------------------------------
          all preferential amounts required to be paid to the holders of the Series C Preferred Stock, the 10% Preferred Stock and Series A Preferred Stock upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the Series A Preferred Stock, Series C Preferred Stock and the Junior Stock, with each share of Series C Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series C Preferred Stock are convertible immediately prior to the close of business on the business day fixed for such distribution.

          C.   Voting.
               ------

               (1)  Number of Votes; Voting as a Class.  Each holder of
                    ----------------------------------
          outstanding shares of Series C Preferred Stock shall be entitled, at each meeting of shareholders of the Corporation (and with respect to written consents of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Subsection H hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Except as provided by law, by the provisions of Section J below, or by the provisions establishing any other series of preferred stock, holders of Series C Preferred Stock shall vote together with the holders Common Stock as a single class.

               (2)  No Cumulative Voting.  The holders of the Series C Preferred
                    --------------------
          Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

          D.   Preemptive Rights.  No holder of Series C Preferred Stock shall
               -----------------
     have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

          E.   Other Securities.  Subject to any limitations contained in these
               ----------------
     Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the Series C Preferred Stock.

          F.   Capital Reorganization.  If the Corporation shall at any time
               ----------------------
     hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares of the Series C Preferred Stock and the stated value of the Series C Preferred Stock shall be adjusted appropriately to allow the holders of the Series C Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate stated value of the Series C Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the Series C Preferred Stock, that each holder had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

          G.   Redemption.
               ----------

               (1)  Redemption at Corporation's Option.  At any time, the
                    ----------------------------------
          Corporation may, at its option, redeem all or any portion of the shares of Series C Preferred Stock then outstanding upon not less than thirty (30) days' written notice at a redemption price per share equal to the following:

                    (a)  Redemption Prior to Effectiveness Deadline. On any date
                         ------------------------------------------
               during the period beginning on the Initial Closing Date (as defined in the Securities Purchase Agreement between the Corporation and Arrow Investors II LLC, dated January 11, 1999-- the "Securities Purchase Agreement") and ending on the earlier of
               (i) the date the Initial Registration Statement (as defined in the Registration Rights Agreement between the Corporation and Arrow Investors II LLC, dated January 11, 1999--the "Registration Rights Agreement") is declared effective by the Securities and Exchange Commission ("SEC"), and (ii) the Effectiveness Deadline (as defined in the Registration Rights Agreement) for the Initial Registration Statement, the redemption price shall be equal to 115% of the Liquidation Preference of the Series C Preferred Stock plus any accrued but unpaid dividends (whether or not declared), payable in cash, plus the delivery to each holder of such shares a warrant (substantially in the form attached to the Securities Purchase Agreement as Exhibit B) (the "Warrant") to purchase such holder's pro-rata allocation (based on the number of shares of Series C Preferred Stock held by such holder in relation to the total authorized shares of Series C Preferred Stock) of 100,000 shares of Common Stock (adjusted for any stock splits, stock dividends, stock combinations or other similar transactions), which Warrant shall have a term of three years from the delivery by the Corporation to such holder of such Warrant and a per share exercise price equal to the applicable Maximum Conversion Price (as defined below) for the Series C Preferred Stock being redeemed.

                    (b)  Redemption After Effectiveness Deadline.  On any date
                         ---------------------------------------
               after the earlier of (i) the date the Initial Registration Statement is declared effective by the SEC, and (ii) the Effectiveness Deadline for the Initial Registration Statement, the redemption price shall be equal to 120% of the Liquidation Preference of the Series C Preferred Stock plus any accrued but unpaid dividends (whether or not declared), payable in cash, plus the delivery to each holder of such shares a Warrant to purchase such holder's pro-rata allocation (based on the number of shares of Series C Preferred Stock held by such holder in relation to the total authorized shares of Series C Preferred Stock) of 100,000 shares of Common Stock (adjusted for any stock splits, stock dividends, stock combinations or other similar transactions), which Warrant shall have a term of three years from the delivery by the Corporation to such holder of such Warrant and a per share exercise price equal to the applicable Maximum Conversion Price for the Series C Preferred Stock being redeemed.

               Notwithstanding the foregoing, a redemption shall not occur pursuant to this Subsection G(1) with respect to any Series C Preferred Stock for which a holder has previously submitted a Notice of Conversion pursuant to Subsection 8H.

               (2)  Corporation's Right to Redeem in Lieu of Conversion. Subject
                    ---------------------------------------------------
          to the terms and conditions of this Subsection 8G(2), at any time after the Initial Closing Date (as defined in the Securities Purchase Agreement) the Corporation may elect to redeem Series C Preferred Stock submitted for conversion in lieu of converting such preferred shares, provided that the Conversion Price for such preferred shares (as defined below) on the Conversion Date is less than a price (the "Redemption in Lieu of Conversion Trigger Price") equal to $5.40 (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "Corporation Redemption in Lieu of Conversion"). If the Corporation elects to redeem some, but not all, of the Series C Preferred Stock submitted for conversion, the Corporation shall redeem a number of shares of Series C Preferred Stock from each holder of Series C Preferred Stock submitted for conversion on the applicable date equal to such holder's pro-rata amount (based on the number of shares of Series C Preferred Stock held by such holder relative to the number of Series C Preferred Stock outstanding) of all shares of Series C Preferred Stock submitted for conversion which the Corporation elects to redeem.

                    (a)  Redemption Price of Corporation Redemption in Lieu of
                         -----------------------------------------------------
               Conversion.  The "Redemption Price of Corporation Redemption in
               ----------
               Lieu of Conversion" shall be an amount per share of Series C Preferred Stock equal to the product of (i) the number of shares of Common Stock otherwise issuable upon conversion of such shares of Series C Preferred Stock on the applicable Conversion Date, and (ii) the Closing Bid Price (as defined below) of the Common Stock on the Conversion Date.

                    (b)  Mechanics of Corporation Redemption in Lieu of
                         ----------------------------------------------
               Conversion.  The Corporation shall exercise its right to redeem
               ----------
               by delivering written notice by facsimile and overnight courier ("Notice of Corporation Redemption in Lieu of Conversion") to (i) each holder of the Series C Preferred Stock, and (ii) the Transfer Agent. Such Notice of Corporation Redemption in Lieu of conversion shall indicate (A) the maximum, if any, aggregate number of Series C Preferred Stock which the Corporation will redeem for Corporation Redemption in Lieu of Conversion, and (B) confirm the time period during which the Corporation may effect Corporation Redemption in Lieu of Conversion, which period shall begin on and include the date which is five (5) trading days after the date of receipt by all of the holders' of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is thirty (30) calendar days after the fifth (5th) trading day following the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "Redemption in Lieu of

               Conversion Period"). If the Corporation elects to limit the number of Series C Preferred Stock which it will redeem during the Redemption in Lieu of Conversion Period, the Corporation shall allocate for redemption from each holder of Series C Preferred Stock a number of shares of Series C Preferred Stock equal to such holder's pro-rata amount (based on the number of shares of Series C Preferred Stock held by such holder on the date of the Notice of Corporation Redemption in Lieu of Conversion relative to the total number of shares of Series C Preferred Stock outstanding on such date). The Corporation may terminate a Redemption in Lieu of Conversion Period at any time with respect to Series C Preferred Stock which has not been submitted for conversion by delivering written notice of such termination to each holder of Series C Preferred Stock by facsimile and overnight courier at least five (5) business days prior to the effective date of such termination. Notwithstanding anything to the contrary in this Subsection 8G(2), the Corporation shall convert Series C Preferred Stock pursuant to Subsection 8H if (A) such Series C Preferred Stock are submitted for conversion (i) before the beginning, or after the effective date of the termination, of the Redemption in Lieu of Conversion Period, or (ii) at a Conversion Price greater than or equal to the Redemption in Lieu of Conversion Trigger Price or (B) such Series C Preferred Stock is in excess of such holder's pro-rata allocation of the maximum number of Series C Preferred Stock the Corporation indicated that it would redeem in its Notice of Corporation Redemption in Lieu of Conversion. If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Subsection 8G(2), the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Series C Preferred Stock then outstanding.

               (3)  Mechanics of Redemption.  Upon receipt of a notice given
                    -----------------------
          pursuant to this Subsection 8G, unless such redemption is pursuant to Subsection 8G(2), each holder of Series C Preferred Stock shall have thirty (30) days to decide whether to accept its ratable portion (based on its holdings of Series C Preferred Stock as compared to the aggregate number of shares of Series C Preferred Stock then outstanding) of such offer by tendering such holder's shares to the Corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. New York time on the 30th day following the mailing of such notice (the "Series C Preferred Stock Redemption Date") or to convert all or a portion of the Series C Preferred Stock. Within three (3) business days after the Series C Preferred Stock Redemption Date, the Corporation shall remit the applicable redemption price, calculated pursuant to Subsection G of this Section 8, by wire transfer to each holder of the Series C Preferred Stock to the most recent address of each holder as set forth on the records of the Corporation or its transfer agent, together with all applicable Warrants.

               (4)  Cancellation of Shares.  Any shares of Series C Preferred
                    ----------------------
          Stock redeemed pursuant to this Subsection G or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation's capital stock.

          H.   Conversion.
               ----------

               (1)  Conversion Rights.  Subject to Subsection 8G(2), the holders
                    -----------------
          of the Series C Preferred Stock shall have conversion rights as follows (the "Series C Preferred Stock Conversion Rights"):

                    (a)  Conversion Price.  Each share of Series C Preferred
                         ----------------
               Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after February 1, 1999, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000, plus the amount of any accrued and unpaid dividends (whether or not declared) the Corporation elects to pay in Common Stock, by the Conversion Price in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall be the lower of (i) 140% of the Closing Bid Price of the Common Stock at the Initial Closing Date or Mandatory Closing Date (as defined in the Securities Purchase Agreement) whichever is the original issuance date for the Series C Preferred Stock being converted or, if less and if the Series C Preferred Stock is being converted 120 days or more after the Initial Closing Date in the case of the conversion of Initial Preferred Shares (as defined in the Securities Purchase Agreement) or the Mandatory Closing Date in the case of the conversion of Mandatory Preferred Shares (as defined in the Securities Purchase Agreement), 100% of the Closing Bid Price of the Common Stock on the trading day closest to the date 120 days after the Initial Closing Date in the case of the conversion of the Initial Preferred Shares or the Mandatory Closing Date in the case of the conversion of the Mandatory Preferred Shares, whichever is applicable (such price being the "Maximum Conversion Price"); or (ii) 100% (the "Conversion Percentage") of the Market Price (as defined below) on the date of the Notice of Conversion (as defined below). The Market Price means the average of the five (5) lowest Closing Bid Prices of the Common Stock during the forty-four (44) consecutive trading days immediately preceding a date of determination.

                    For purposes of these Articles of Amendment, the term
               "Closing Bid Price" means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock can not be calculated on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series C Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such shares. "Trading day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                    (b)  Mandatory Conversion.  If any Series C Preferred Stock
                         --------------------
               remain outstanding on the Maturity Date (as defined below), then all such Series C Preferred Stock shall be converted as of such date in accordance with this Subsection H as if the holders of such Series C Preferred Stock had given the Notice of Conversion on the Maturity Date. All holders of Series C Preferred Stock shall, on the Maturity Date, surrender all Series C Preferred Stock Certificates, duly endorsed for conversion, to the Corporation. Notwithstanding the foregoing, if on the Maturity Date the Common Stock is not designated for quotation on The Nasdaq SmallCap Market or the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock

               Exchange, Inc., then the Maturity Date shall be extended until the Common Stock is so designated or listed. "Maturity Date" means the date which is five (5) years after the Initial Closing Date, or the Mandatory Closing Date (as those terms are defined in the Securities Purchase Agreement), whichever is applicable, subject to extension as described in the immediately preceding sentence.

                    (d)  Conversion at the Corporation's Election.  On any day
                         ----------------------------------------
               within twenty (20) trading days immediately following any twenty
               (20) consecutive trading days during which the Closing Bid Price of the Common Stock on each trading day during such twenty (20) consecutive trading days is not less than 200% of the Maximum Conversion Price applicable to an outstanding share of Series C Preferred Stock in effect on the first day of such twenty (20) consecutive trading days, the Corporation shall have the right, in its sole discretion, to require that any or all of such outstanding Series C Preferred Stock be converted ("Conversion at Corporation's Election") at the Conversion Price; provided that the Conditions to Conversion at the Corporation's Election (as set forth below) and the other terms of this Subsection 8H(1)(d) are satisfied. The Corporation shall exercise its right to Conversion at Corporation's Election by providing each holder of Series C Preferred Stock that is then subject to the Conversion at Corporation's Election written notice ("Notice of Conversion at Corporation's Election") at least ten (10) trading days prior to the date selected by the Corporation for such conversion ("Corporation's Election Conversion Date"). If the Corporation elects to require conversion of some, but not all, of such Series C Preferred Stock, the Corporation shall convert an amount from each holder of such Series C Preferred Stock equal to such holder's pro-rata amount (based on the number of such Series C Preferred Stock held by such holder relative to the total number of such Series C Preferred Stock outstanding on the date of the Corporation's delivery of the Notice of Conversion at Corporation's Election) of all such Series C Preferred Stock the Corporation is requiring to be converted. The Notice of Conversion at Corporation's Election shall indicate (x) the number of shares of Series C Preferred Stock subject to this subsection that the Corporation has selected for conversion, (y) the Corporation's Election Conversion Date, which date shall be not less than ten (10) or more than thirty (30) trading days after each holder's receipt of such notice, and (z) each holder's pro-rata share of such outstanding Series C Preferred Stock the Corporation is requiring to be converted. All Series C Preferred Stock selected for conversion in accordance with the provision of this Subsection 8H(1)(d) and which have not been converted prior to the Corporation's Election Conversion Date shall be converted as of the Corporation's Election Conversion Date in accordance with this Subsection 8(H) as if the holders of such Series C Preferred Stock selected by the Corporation to be converted had given a Notice of Conversion on the Corporation's Election Conversion Date. "Conditions to Conversion at the Corporation's Election" means the following conditions: (i) the Registration Statement(s) relating to the shares of Common Stock issuable upon such conversion shall be effective and available for the sale of all such shares (without regard to any limitations on conversion herein or elsewhere); (ii) on each day during the period beginning on and including the date which is twenty (20) trading days prior to the date of the Corporation's Notice of Conversion at Corporation's Election and ending on and including the Corporation's Election Conversion Date, the Common Stock is designated for quotation on The Nasdaq SmallCap Market or the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. and is not suspended from trading; and (iii) on each day during the twenty (20) consecutive trading days immediately preceding the date of the receipt by the holders of Maximum Conversion Price of the Notice of Conversion at Corporation's Election, the Closing Bid Price of the Common Stock is at least 200% of the Maximum Conversion Price in effect on the first day of such twenty (20) consecutive trading days.

                    (e)  Common Stock Redemption Event; Required Approvals.  At
                         -------------------------------------------------
               any time that the number of shares of Common Stock issued (A) upon conversion of the Series C Preferred Stock and (B) in lieu of dividend payments on the Series C Preferred Stock, shall equal 930,000 shares of Common Stock less the number of shares, if any, subject to Warrants issued pursuant to Subsection 8G (a "Common Stock Redemption Event"), the Corporation shall (x) redeem, at a price determined in accordance with Subsection 8G(1)(b), all of the outstanding Series C Preferred Stock in accordance with the provisions of Subsection 8G(2) or (y) call a special meeting of its shareholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Series C Preferred Stock on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of The Nasdaq Stock Market (including Rule 4320 of Nasdaq's Non-Qualitative Designation Criteria in connection with conversions of Series C Preferred Stock; such approvals are referred to herein as the "Required Approvals"). The Corporation shall determine within five (5) business days following the receipt of a Notice of Conversion which of such actions it shall take, and shall promptly furnish notice to each of the holders of Series C Preferred Stock as to such determination, including, if applicable, a notice of redemption. In no event shall the Corporation issue shares of Common Stock upon conversion of, or in lieu of interest payments on, the Series C Preferred Stock, after the occurrence of a Common Stock Redemption Event until the Required Approvals, if any, are obtained.

                    (f)  Shareholders' Meeting.  If the Corporation elects to
                         ---------------------
               call a special meeting of its shareholders pursuant to Subsection 8H(1)(e) to obtain the Required Approvals, the Corporation shall use its best efforts to obtain such Required Approvals within thirty (30) days of the Common Stock Redemption Event (such thirty (30) day period is referred to herein as an "Approval Period"). If the Corporation does not obtain the Required Approvals within the Approval Period and the Corporation receives a Notice of Conversion after the termination of the Approval Period, the Corporation must redeem, in accordance with this Subsection 8H, any shares of Series C Preferred Stock outstanding after the Corporation has issued in excess of 930,000 shares of Common Stock less the number of shares, if any, subject to Warrants issued pursuant to Subsection 8G in connection with redemptions of the Series C Preferred Stock.

                    (g)  Redemption Upon Common Stock Redemption Event.  If the
                         ---------------------------------------------
               Corporation elects, pursuant to this Subsection 8H, to redeem the Series C Preferred Stock on the occurrence of a Common Stock Redemption Event, it shall redeem such Series C Preferred Stock at the price determined in accordance with Subsection 8G(1)(b). If the Corporation shall have elected, pursuant to this Subsection 8H(1), to obtain the Required Approvals but shall not have done so by the later of the occurrence of the Common Stock Redemption Event or the expiration of the Approval Period, it shall furnish a redemption notice to the holders of the Series C Preferred Stock within three (3) business days after the expiration of the Approval Period.

               (2)  Exercise of Conversion Rights.  The Series C Preferred Stock
                    -----------------------------
          Conversion Rights shall be exercised as follows:

                    (a)  Notice of Conversion; Delivery of Certificates.  The
                         ----------------------------------------------
               Corporation will permit each holder of Series C Preferred Stock to exercise its right to convert the Series C Preferred Stock by faxing an executed and completed notice of conversion (the "Notice of Conversion") to the Corporation, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the certificates representing the related shares of Series C Preferred Stock) to the Corporation by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion is faxed to and received in accordance with the provisions hereof shall be deemed a "Series C Preferred Stock Conversion Date." The Corporation will transmit the certificates representing the Common Stock issuable upon conversion of the Series C Preferred Stock (together with certificates representing the related shares of Series C Preferred Stock not so converted and, if applicable, a check representing any fraction of a share not converted) to such holder via express courier as soon as practicable, but in all events no later than the later to occur of (the "Delivery Date") (i) three (3) business days after the Series C Preferred Stock Conversion Date, or (ii) three (3) business days after receipt by the Corporation of the original Notice of Conversion (and the certificates representing the related shares of Series C Preferred Stock). For purposes of this
               Section 8, such conversion of the Series C Preferred Stock shall be deemed to have been made immediately prior to the close of business on the Series C Preferred Stock Conversion Date.

                    (b)  DTC Fast Automated Securities Transfer.  In lieu of
                         --------------------------------------
               delivering physical certificates representing the Common Stock issuable upon the conversion of the Series C Preferred Stock, provided that the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, on the written request of a holder of Series C Preferred Stock who shall have previously instructed such holder's prime broker to confirm such request to the Corporation's transfer agent, the Corporation shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Stock to such holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the applicable Delivery Date.

                    (c)  Reservation of Shares.  The Corporation will at all
                         ---------------------
               times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series C Preferred Stock. The Corporation will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than one and two (2) times the number that is then actually issuable upon the conversion of the Series C Preferred Stock and the exercise of any Warrants issued pursuant hereto. Before taking any action which would cause an adjustment reducing the Conversion Price below the established par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (d)  Cancellation of Converted Shares.  All shares of Series
                         --------------------------------
               C Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Series C Preferred Stock Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series C Preferred Stock accordingly.

               (3)  Cancellation of Conversion Rights on Liquidation.  In the
                    ------------------------------------------------
          event of a liquidation of the Corporation, the Series C Preferred Stock Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series C Preferred Stock.

               (4)  Conversion With an Underwritten Offering.  If the conversion
                    ----------------------------------------
          is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of the sale of securities.

               (5)  Limitation on Conversion Right.  At no time shall any holder
                    ------------------------------
          (including any of its affiliates) of the Series C Preferred Stock convert such amount of Series C Preferred Stock as shall result in such holder's (together with its affiliate's) ownership, after such conversion, exceeding 9.9% of the Corporation's outstanding Common Stock.

               (6)  No Fractional Shares.  No fractional shares of Common Stock
                    --------------------
          shall be issued upon conversion of the Series C Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price.

               (7)  Maintenance of Rights.  The Corporation will not, by
                    ---------------------
          amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Subsection 8H by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Subsection 8H and in the taking of all such action as may be necessary or appropriate in order to protect the Series C Preferred Stock Conversion Rights of the holders of the Series C Preferred Stock against impairment.

               (8)  Notice of Certain Events.  In the event (a) that the
                    ------------------------
          Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation, (b) that the Corporation subdivides or combines its outstanding shares of Common Stock, (c) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), (d) of any consolidation or merger of the Corporation into or with another corporation, (e) of the sale of all or substantially all of the assets of the Corporation, or
          (f) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to each holder of the Series C Preferred Stock at their last address as shown on the records of the Corporation or such transfer agent, at least ten
          (10) days prior to the record date specified in (i) below or twenty
          (20) days before the date specified in (ii) below, a notice stating

                    (i) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (ii) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

          I.   Sinking Fund.  There shall be no sinking fund for the payment of
               ------------
     dividends, or liquidation preferences on the Series C Preferred Stock or the redemption of any shares thereof.

          J.   Amendment.  This Section 8 constitutes an agreement between the
               ---------
     Corporation and the holders of the Series C Preferred Stock. The Corporation shall not amend this Section 8 or alter or repeal the preferences, rights, powers or other terms of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.